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Exhibit 11.1

Quaker City Bancorp, Inc.
Computation of Earnings Per Share

                                                       Three Months
                                                           Ended
                                                       September 30,
                                                            2000
                                                            ----
A    Average common shares outstanding.............         4,904,457
                                                       --------------
B    Net earnings for period.......................        $3,276,000
                                                       ==============
     Basic earnings per share [ B / A ]............             $0.67
                                                       ==============

     Common share equivalents:

C    Stock options outstanding.....................           712,492
                                                       --------------
D    Option exercise price.........................        $    10.55
                                                       --------------
E    Exercise proceeds [ C x D ]...................        $7,516,791
                                                       --------------
F    Tax benefit on non-qualified options..........        $  622,186
                                                       --------------
G    Total exercise proceeds [ E + F ].............        $8,138,977
                                                       --------------
H    Average market price in period................        $    16.99
                                                       --------------
I    Shares repurchased at market price [ G / H ]..           479,045
                                                       --------------
J    Increase in common shares [ C - I ]...........           233,447
                                                       --------------
K    Shares outstanding and equivalents [ A + J ]..         5,137,904
                                                       ==============
L    Net earnings for period.......................        $3,276,000
                                                       ==============
     Diluted earnings per share [ L / K ]..........        $     0.64
                                                       ==============